CONTACT:

Bob Rankin, CFO and COO

House of Taylor Jewelry

310-860-2660

Investor Relations: Leigh Parrish/Erica Pettit

Financial Dynamics

212-850-5651 / 212-850-5614

FOR IMMEDIATE RELEASE

HOUSE OF TAYLOR JEWELRY, INC. ANNOUNCES RESULTS OF ANNUAL MEETING OF STOCKHOLDERS

Board Size Increased, Director Nominees Elected and

2007 Stock Compensation Plan Ratified

WEST HOLLYWOOD, CA – November 26, 2007 – House of Taylor Jewelry, Inc. (NASDAQ: HOTJ) today announced the results of its Annual Meeting of Stockholders held November 19, 2007.

All three proposals that the stockholders voted on were approved including:

•

amending the articles of incorporation to increase the authorized number of directors from five to a floating number of no less than five and no more than nine as determined by the board of directors.

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electing six directors for the ensuing year or until the election and qualification of their respective successors; five of the directors were re-elected and Bob Rankin, the Company’s chief operating and financial officer, was elected to the Board for the first time.

•

ratifying the House of Taylor Jewelry Inc. 2007 Stock Compensation Plan.

Directors elected are:

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Jack Abramov, chairman of the Board, president and chief executive officer

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Peter Mainstain, member of the board of directors, chairman of the Audit Committee and member of the Compensation Committee

•

Frank M. Devine, member of the board of directors and member of the Audit Committee and Compensation Committee

•

Dr. Larry Chimerine, member of the board of directors, chairman of the Compensation Committee and member of the Audit Committee

•

John Moretz, member of the board of directors

•

Bob Rankin, chief financial officer and chief operating officer

Jack Abramov, president and chief executive officer, commented, “We welcome Bob to the Board as his wealth of experience and strong leadership skills have been instrumental in the execution of House of Taylor Jewelry’s strategy to improve and strengthen its capital structure.  Bob’s financial acumen coupled with his knowledge of the Company will further enhance the broad range of experience of our distinguished board of directors.  We look forward to his insight and continued contribution to the growth of the Company.”

About House of Taylor Jewelry, Inc.

House of Taylor Jewelry, Inc. is a Los Angeles-based international jewelry company whose principal shareholders include entities owned by Dame Elizabeth Taylor and Kathy Ireland, along with members of the Abramov family.  It serves fine jewelry retailers worldwide with diverse jewelry collections marketed under the brands Elizabeth®, House of Taylor Jewelry®, and Kathy Ireland Jewelry® Exclusively for House of Taylor Jewelry.  More information on the company can be found at www.hotj.com.

Certain statements included in this press release constitute forward-looking statements made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements, including, but not limited to, to execution of our strategy, growth of the Company and strengthening capital structure involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Other factors that could cause actual results to differ materially from those set forth in the forward-looking statements include the availability of funding for current and future operations; the acceptance of the company's branded products in the marketplace; and the characteristics and pricing of the company's branded products as compared with competing products, as well as others discussed in House of Taylor Jewelry, Inc.'s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. House of Taylor Jewelry, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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